Exhibit 23-A

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Tech Data Corporation:
(1) Registration Statement (Form S-8 No. 33-161687) pertaining to the 2009 Equity Incentive Plan
(2) Registration Statement (Form S-8 No. 33-144298) pertaining to the Amended and Restated 2000 Equity Incentive Plan
(3) Registration Statement (Form S-8 No. 33-62181) pertaining to the 1995 Non-employee Director Stock Option Plan
(4) Registration Statement (Form S-8 No. 33-60479) pertaining to the 1995 Employee Stock Purchase Plan of our reports dated March 26, 2015 with respect to the consolidated financial statements and schedule of Tech Data Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Tech Data Corporation and subsidiaries, included in this Annual Report (Form 10-K) of Tech Data Corporation for the year ended January 31, 2015.

/s/ Ernst & Young LLP
Tampa, Florida
March 26, 2015